Exhibit 23.2

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related Prospectus of Top Image Systems Ltd. for the registration of 6,125,713 of its ordinary shares and to the incorporation by reference therein of our report dated March 3, 2004 with respect to the consolidated financial statements of Top Image Systems Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel October 21, 2004	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

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